EXHIBIT 3.1

                       STATEMENT OF CORRECTION TO AMENDED
                     AND RESTATED ARTICLES OF INCORPORATION
                          FOR ARTRA GROUP INCORPORATED

         In compliance with the requirements of 15 Pa.C.S. ss.138 (relating to statement of correction) the undersigned association or other person, desiring to correct an inaccurate record of corporate or other action or correct defective or erroneous execution of a document, hereby states that:

         1. The name of the corporation is ARTRA GROUP Incorporated.

         2. The location and post office address of the Corporation's registered office in the Common wealth of Pennsylvania is 100 Pine Street, Harrisburg, Pennsylvania 17108.

         3. The original Articles of Incorporation of ARTRA GROUP Incorporated were filed with the Department of State of the Commonwealth of Pennsylvania on November 3, 1933 pursuant to the Business Corporation Law of the Commonwealth of Pennsylvania (Act 106 of May 5, 1933). The name under which the Corporation was originally incorporated was Campbell Teletector Corp. of Penna. Pursuant to the requirements of 15 Pa.C.S. ss.1915 an Amended and Restated Articles of Incorporation was filed with the Department of State on August 29, 1996.

         4. The inaccuracy or defect, which appears in Department of State form for Amended and Restated Articles of Incorporation filed on August 29, 1996 ("Amendment") in Roll and Film Number 9659-320 is in Article FIFTH of the Amendment wherein the number of shares of common stock authorized should have read 20,000,000 instead of 7,500,000.

         5. Article FIFTH of the Amendment should be deleted in its entirety and replaced with the following:

         "FIFTH. The number of shares which the Corporation has authority to issue is 20,000,000 shares of common stock, without par value, and 2,000,000 shares of preferred stock, par value $1,000.00 per share. The Board of Directors shall have the authority to authorize the issuance, from time to time without any vote or other action by the shareholders of any or all shares of stock of the Corporation of any class at any time authorized.

         (a) Each share of common stock shall have equal voting powers and each such share shall be entitled to one (1) vote in all proceedings in which shareholders shall be entitled to vote. In each election for Directors every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the total number of Directors to be elected in the same election, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes shall be elected.




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

         (b) The Corporation shall not issue any shares of non-voting common stock.

         (c) The preferred stock may be issued from time to time in one or more series. The designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights shall be as stated and expressed in this Article FIFTH and, to the extent not so stated and expressed, shall be fixed by resolution or resolutions providing for the issuance of such shares duly adopted by the Board of Directors (authority to do so being hereby expressly granted). Such resolution or resolutions shall (a) fix the dividend rights of holders of shares of each such series, (b) fix the terms on which stock of each such series may be redeemed if the shares of such series are to be redeemable, (c) fix the rights of the holders of stock of each such series upon dissolution or any distribution of assets, (d) fix the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of stock of each such series, (e) fix the terms upon which the stock of each such series may be converted into or exchanged for stock of any other class or classes of any one or more series of preferred stock if the share of such series are to be convertible or exchangeable, (f) fix the voting rights, if any, of the shares of each such series and (g) fix such other designations, preferences and relative, participating, operational or other special rights, and qualifications, limitations or restrictions thereof desired to be so fixed.

                  All shares of any one series of preferred stock shall be identical with each other in all respects except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate thereon, and all series of preferred stock shall rank equally and be identical in all respects except as specified in the respective resolutions of the Board of Directors providing for the initial issue thereof.

                  Subject to the prior and superior rights of the preferred stock as set forth in any resolution or resolutions of the Board of Directors providing for the initial issue of a particular issue of preferred stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the common stock from time to time out of any funds legally available therefore and the preferred stock shall not be entitled to participate in any such dividend. No interest shall accrue or be payable on dividends on preferred stock not paid when due.

                  No holder of stock of the Corporation shall be entitled as such to any right, preemptive or otherwise to subscribe for, purchase or receive any part of the shares of stock of the Corporation at any time held in its treasury or of the unissued shares of stock of the Corporation either authorized at present or which may at any time hereafter be authorized, or of any issue of notes, bonds or debentures, whether or not convertible into any class of stock of the Corporation, or of any issue of warrants, options or rights to subscribe for shares of any class of stock of the Corporation."

         6. This Statement of Correction shall be effective as of the date the original document was effective (August 29, 1996) as there are no persons who are substantially and adversely affected by this correction.

                                      ARTRA GROUP Incorporated

                                      By:___________________________
                                          Peter R. Harvey, President



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


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            ARTRA GROUP INCORPORATED

                    Pursuant to the Business Corporation Law
                   of 1988 of the Commonwealth of Pennsylvania


         The original Articles of Incorporation of ARTRA GROUP Incorporated (the present name of the corporation) were filed with the Department of State of the Commonwealth of Pennsylvania on November 3, 1933 pursuant to the Business Corporation Law of the Commonwealth of Pennsylvania (Act 106 of May 5, 1933). The name under which the Corporation was originally incorporated was Campbell Teletector Corp. of Penna. The following Amended and Restated Articles of Incorporation not only restate and integrate the original Articles of
Incorporation and all amendments filed with the Department of State prior to August 29, 1996, but also include further amendments adopted by the shareholders of the Corporation at an annual meeting held on that date. The registered office of the Corporation is as set forth in Article SECOND. The original Articles of Incorporation and all amendments previously made thereto are superseded and are amended and restated in their entirety to read as follows:

         FIRST.  The name of the Corporation is ARTRA GROUP Incorporated.

         SECOND. The location and post office address of the Corporation's registered office in the Commonwealth of Pennsylvania is 100 Pine Street, Harrisburg, Pennsylvania 17108.

         THIRD. (a) The Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania.

                (b) Without limiting the generality of paragraph (a) of this Article, the Corporation is authorized to manufacture, construct, improve, process, buy, acquire, own, hold, sell, trade, dispose of, encumber and generally deal in property, real and personal, tangible and intangible, products, goods, wares, merchandise, commodities and services of any and every class and description.

         FOURTH.  The term of the Corporation's existence is perpetual.

         FIFTH. The number of shares which the Corporation has authority to issue is 7,500,000 shares of common stock, without par value, and 2,000,000 shares of preferred stock, par value $1,000.00 per share. The Board of Directors shall have the authority to authorize the issuance, from time to time without any vote or other action by the shareholders of any or all shares of stock of the Corporation of any class at any time authorized.

         (a) Each share of common stock shall have equal voting powers and each such share shall be entitled to one (1) vote in all proceedings in which shareholders shall be entitled to vote. In each election for Directors every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the total number of Directors to be elected in the same election, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes shall be elected.

         (b) The Corporation shall not issue any shares of non-voting common stock.




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


         (c) The preferred stock may be issued from time to time in one or more series. The designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights shall be as stated and expressed in this Article FIFTH and, to the extent not so stated and expressed, shall be fixed by resolution or resolutions providing for the issuance of such shares duly adopted by the Board of Directors (authority to do so being hereby expressly granted). Such resolution or resolutions shall (a) fix the dividend rights of holders of shares of each such series, (b) fix the terms on which stock of each such series may be redeemed if the shares of such series are to be redeemable, (c) fix the rights of the holders of stock of each such series upon dissolution or any distribution of assets, (d) fix the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of stock of each such series, (e) fix the terms upon which the stock of each such series may be converted into or exchanged for stock of any other class or classes of any one or more series of preferred stock if the share of such series are to be convertible or exchangeable, (f) fix the voting rights, if any, of the shares of each such series and (g) fix such other designations, preferences and relative, participating, operational or other special rights, and qualifications, limitations or restrictions thereof desired to be so fixed.

         All shares of any one series of preferred stock shall be identical with each other in all respects except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate thereon, and all series of preferred stock shall rank equally and be identical in all respects except as specified in the respective resolutions of the Board of Directors providing for the initial issue thereof.

         Subject to the prior and superior rights of the preferred stock as set forth in any resolution or resolutions of the Board of Directors providing for the initial issue of a particular issue of preferred stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the common stock from time to time out of any funds legally available therefore and the preferred stock shall not be entitled to participate in any such dividend. No interest shall accrue or be payable on dividends on preferred stock not paid when due.

         No holder of stock of the Corporation shall be entitled as such to any right, preemptive or otherwise to subscribe for, purchase or receive any part of the shares of stock of the Corporation at any time held in its treasury or of the unissued shares of stock of the Corporation either authorized at present or which may at any time hereafter be authorized, or of any issue of notes, bonds or debentures, whether or not convertible into any class of stock of the Corporation, or of any issue of warrants, options or rights to subscribe for shares of any class of stock of the Corporation.

         SIXTH. The number of Directors of the Corporation shall be fixed, from time to time, in the manner provided in the By-laws, but in no event shall the number of directors be less than six. No decrease in the number of directors shall shorten the term of any incumbent director. Any vacancy occurring in the Board of Directors caused by death, resignation, or removal, and any newly created directorship resulting from an increase in the number of directors, may be filled by a majority of the directors in office, although less than quorum. Each director chosen to fill a vacancy or newly created directorship shall hold office until the next election for which such director shall have been chosen and until his successor shall be duly elected and qualified.

         SEVENTH. At a meeting of the shareholders, the holders of 50% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business, except as otherwise provided by law.

         No action required to be taken, or which may be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting and the power of shareholders to consent in writing to the taking of any action is specifically denied.





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         In the event that the  holders of the stock of the  Corporation  issued and outstanding and entitled to vote at a meeting with respect to a particular matter (such stock is hereafter referred to as "Voting Stock" and references thereto shall mean each class of Voting Stock to the extent the holders of stock of any class are entitled to vote as a class on any matter) are entitled to vote on

                                    (i) a proposal that this  Corporation  enter
                  into a merger or consolidation with any Person (as hereinafter defined), or that this Corporation sell, lease or exchange substantially all of its assets and property, with or without the good will of the Corporation, to any such Person, and such Person and his or its affiliates, singly or in the aggregate, own or control, directly or indirectly, 5% or more of the Voting Stock at the record date for determining shareholders entitled to vote, or

                                    (ii) a proposal  to  reclassify  securities,
                  recapitalize or other transaction (except redemptions permitted by the terms of the security to be redeemed or repurchased by this Corporation of its securities for cancellation or for its treasury) designed to decrease the number of holders of the Voting Stock remaining after any Person has acquired 5% of such Voting Stock,

the affirmative vote of the holders of shares of Voting Stock of the Corporation representing at least 80% of the votes entitled to be cast at a meeting of the shareholders duly called for the consideration of any such proposal shall be required for the approval of such proposal; provided, however, that the foregoing requirements shall not apply to any such merger, consolidation or sale of assets and property, with or without the good will of the Corporation (i) which shall have been approved by a resolution duly adopted by a majority of the directors in office, although less than a quorum, and the affirmative vote of the holders of shares of Voting Stock of the Corporation representing at least a majority of the votes entitled to be cast at a meeting of shareholders called for such purpose, or (ii) between the Corporation and another corporation, 50% or more of the Voting Stock of which is owned by the Corporation, if the Corporation and another corporation, 50% or more of the Voting Stock of which is owned by the Corporation, if the Corporation is the survivor or purchaser.

         For the  purposes  hereof,  a  "Person"  shall  mean  any  corporation, partnership, association, trust (other than any trust holding stock of the employees of the Corporation pursuant to any stock purchase, ownership or employee benefit plan of the Corporation), business entity, estate or individual or any Affiliate (as hereinafter defined) of any of the foregoing. As "Affiliate" shall mean any corporation, partnership, association, trust, business entity, estate or individual who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person. "Control" shall mean the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person through the ownership of voting securities, by contract, or otherwise.

         EIGHTH. The provisions of Article SEVENTH and this Article EIGHTH may not be amended, altered, changed or repealed in any respect unless such amendment, alteration, change or repeal is approved by (i) the affirmative vote of the holders of shares of Voting Stock of the Corporation representing at least 80% of the votes entitled to be cast at a meeting of the shareholders duly called for the consideration of such amendment, alteration, change or repeal, or
(ii) the affirmative vote of at least 80% of the directors in office, although less than a quorum, and the affirmative vote of the holders of shares of Voting Stock of the Corporation representing at least a majority of the votes entitled to be cast at such meeting of shareholders.

Executed this ____ day of August, 1996.



                                             ARTRA GROUP Incorporated


                                             By____________________________
                                                Peter R. Harvey, President


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